Exhibit 99.1

Contact:

Dan Madden

SVP Finance & Investor Relations

+1-408-428-7929

dmadden@symmetricom.com

Symmetricom Reports Fourth Quarter and

Fiscal Year 2009 Financial Results

Quarterly and Annual Revenue Growth; Non-GAAP Earnings Up Year-Over-Year

•	Net revenue of $60.4 million in fiscal Q4’09, up 5.9% from fiscal Q4’08 and up 6.1% year-over-year to $220.8 million for fiscal 2009

•	Non-GAAP EPS of $0.08, up from $0.01 per share, in fiscal Q4’08; Non-GAAP EPS of $0.39 for fiscal 2009, up from $0.15 per share in fiscal 2008

•	Earnings per share of $0.04 in fiscal Q4’09, compared to a Loss per share of $0.31 in fiscal Q4’08; Loss per share of $0.93 for fiscal 2009, compared to a Loss per share of $0.33 in the prior year

•	Free Cash Flow of $5.6 million in fiscal Q4’09 and $18.0 million for fiscal 2009

SAN JOSE, Calif. — August 11, 2009 — Symmetricom, Inc. (NASDAQ:SYMM), a worldwide leader in precise time and frequency technologies that accelerate the deployment and enable the management of next generation networks, today reported preliminary financial results for its fourth quarter and fiscal year ended June 28, 2009.

Net revenue for the fourth quarter of fiscal 2009 grew to $60.4 million, an increase of 5.9% from $57.0 million in the fourth quarter of fiscal 2008. Symmetricom reported net income of $1.9 million, or $0.04 per share, for the fourth quarter of fiscal 2009, compared with a net loss of $13.5 million, or $0.31 per share, in the fourth quarter of fiscal 2008.

Net revenue for the fiscal year grew to $220.8 million, an increase of 6.1% from $208.1 million in fiscal 2008. Symmetricom reported a net loss of $40.7 million, or $0.93 per share, in fiscal 2009, compared with a net loss of $14.5 million, or $0.33 per share, in fiscal 2008. The net loss for fiscal 2009 was driven by $57.8 million of goodwill and intangible asset impairments and restructuring charges, as compared to $16.0 million of similar charges in fiscal 2008.

Non-GAAP net income in the fourth quarter was $3.7 million, or $0.08 per share, compared with $0.6 million, or $0.01 per share, in the same period of the prior year. Non-GAAP net income for the fiscal year was $17.1 million, or $0.39 per share, compared with $6.8 million, or $0.15 per share, for the prior year.

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Symmetricom Reports Fourth Quarter and Fiscal Year 2009 Financial Results

August 11, 2009

In the fourth fiscal quarter of 2009, as previously announced, we recorded approximately $3.0 million of restructuring charges for severance benefits, recognition of facility lease commitments without future benefit and accelerated depreciation on equipment reflecting shorter expected useful lives of these assets.

Cash, cash equivalents and short-term investments totaled $112.8 million as of June 28, 2009, an increase of $5.7 million from the $107.1 million reported as of March 29, 2009. Net cash provided by operating activities in the fourth quarter was $6.6 million and property, plant and equipment purchases were approximately $1.0 million, resulting in Free Cash Flow of $5.6 million. The Company used $0.6 million to buy back approximately 116,000 shares of common stock in the fourth quarter of 2009.

“I am pleased to have joined Symmetricom as the company closes out a strong revenue year with solid financial performance,” said Dave Côté, Symmetricom’s new president and CEO. “I look forward to working with the team to build on our current growth initiatives in the evolving wireless, cable and government markets. Our strong balance sheet and improved operating performance will enable us to aggressively pursue opportunities for profitable growth.”

Division Results

Telecom Solutions Division revenue in the fourth quarter was $36.7 million, a decrease of 2.4% from the $37.6 million reported in the same period of last year. For the fiscal year, revenue was $136.6 million, a 4.4% increase from the prior year. The year-over-year revenue increase was driven by increased sales of new cable products along with synchronization equipment into new international markets, somewhat offset by lighter capital expenditures from major wireline customers.

Timing, Test & Measurement Division revenue in the fourth quarter was $23.7 million, up 22.2% from the $19.4 million reported in the same period of last year. For the fiscal year, revenue was $84.3 million, a 9.1% increase from the prior year. Revenues in the TT&M Division improved based upon a broad mix of products, including strong sales of secure communications products for military applications.

“A strong fourth quarter helped us achieve growth and significantly improve our Non-GAAP operating results for the year in the face of a challenging economic environment,” said Justin Spencer, Chief Financial Officer. “As we enter fiscal 2010, we feel good about the market position we have built through new product initiatives, an expanded geographic focus, and a more streamlined cost structure.”

First Quarter and Fiscal 2010 Guidance

Symmetricom’s guidance for fiscal 2010 is as follows:

•	Net revenue is expected to be in the range of $210 million to $230 million

•	GAAP Earnings per share is expected to be in the range of $0.22 to $0.30

•	Non-GAAP Earnings per share is expected to be in the range of $0.35 to $0.44

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Symmetricom Reports Fourth Quarter and Fiscal Year 2009 Financial Results

August 11, 2009

For the first quarter of fiscal 2010, Symmetricom guidance is as follows:

•	Net revenue is expected to be in the range of $48 million to $55 million

•	GAAP Earnings / (Loss) per share is expected to be in the range of $(0.03) to $0.01

•	Non-GAAP Earnings per share is expected to be in the range of $0.01 to $0.06

GAAP EPS Guidance does not include the impact of the implementation of FASB Staff Position (“FSP”) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”. Under FSP APB 14-1, issuers of convertible debt instruments separately account for the liability and equity components of convertible instruments. We will adopt FSP APB 14-1 in the first quarter of fiscal 2010 and are currently in the process of evaluating the impact of adoption on our financial statements. In future financial statement reports, adoption of FSP APB 14-1 will be applied retrospectively to all prior periods presented in such reports. We expect the adoption to result in a material amount of additional non-cash interest expense.

A reconciliation of GAAP and non-GAAP guidance is provided at the end of this press release.

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, at 1:30 p.m. Pacific Time. Investors are invited to join the conference call by dialing +1-517-308-9168 and referencing “Symmetricom.” A live webcast will also be available on the investor relations section of the company’s website at www.symmetricom.com. An audio replay will be available for one week and can be accessed by dialing +1-203-369-0284 and the passcode 48613.

About Symmetricom, Inc.

As a worldwide leader in precise time and frequency products and services, Symmetricom provides “Perfect Timing” to customers around the world. Since 1985, the Company’s solutions have helped define the world’s time and frequency standards, delivering precision, reliability and efficiency to wireline and wireless networks, instrumentation and testing applications and network time management. Deployed in more than 90 countries, the Company’s synchronization solutions include primary reference sources, building integrated timing supplies (BITS), GPS timing receivers, time and frequency distribution systems, network time servers and ruggedized oscillators. Symmetricom also incorporates technologies including Universal Timing Interface (UTI), Network Time Protocol (NTP), IEEE 1588 (Precision Time Protocol), and others supporting the world’s migration to Next Generation Networks (NGN). Symmetricom’s QoE video quality management solutions provide the tools necessary to accurately monitor and analyze video quality and bring higher satisfaction levels to the end user. Symmetricom is based in San Jose, California, with offices worldwide. For more information, visit http://www.symmetricom.com.

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the reconciliation of GAAP to Non-GAAP results, Symmetricom excludes certain items related to non-cash equity-based compensation, amortization of acquired intangibles, integration and restructuring charges, impairment of goodwill and other intangibles, gains and losses on asset sales, investments and repayment of convertible notes, and unusual or infrequent items, such as the cost of internal investigations and the CEO’s post-employment compensation. The income tax effect after these

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Symmetricom Reports Fourth Quarter and Fiscal Year 2009 Financial Results

August 11, 2009

Non-GAAP adjustments is determined based upon the Company’s estimate of its annual Non-GAAP effective tax rate excluding these Non-GAAP adjustments. Symmetricom believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing our prospects for the future and underlying trends in Symmetricom’s operating performance. Management uses such Non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information should not be considered superior to or as a substitute for data prepared in accordance with GAAP. A reconciliation of the non-GAAP results to the GAAP results is provided in the financial schedules portion of this press release.

Free Cash Flow is defined as net cash provided by operating activities minus purchases of property, plant and equipment. We believe this metric provides useful information to our investors, analysts, and management about the level of cash generated by normal business operations, including the use of cash for the purchase of property, plant and equipment. Management also views it as a measure of cash available to pay debt and return cash to stockholders. Free Cash Flow is not a GAAP financial measure and should not be considered superior to or a substitute for operating cash flow or other cash flow data prepared in accordance with GAAP.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning first quarter and fiscal 2010 guidance and our expectations of operating performance in fiscal 2010, as well as the information regarding the usefulness of the non-GAAP financial information. The statements in this press release are made as of the date of this press release, even if subsequently made available by Symmetricom on its website or otherwise. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products, cable products or test and measurement products, our customers’ ability and need to upgrade existing equipment, our ability to maintain or reduce manufacturing and operating costs, timing of orders, cancellation or delay of customer orders, loss of customers, customer acceptance of new products, recessionary pressures, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 29, 2008 and subsequent Form 10-Q’s and Form 8-K’s.

SYMM-F

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Symmetricom Reports Fourth Quarter and Fiscal Year 2009 Financial Results

August 11, 2009

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended			Twelve months ended
	June 28, 2009	March 29, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Net revenue	$60,356	$56,370	$57,005	$220,831	$208,052
Cost of sales:
Cost of products and services	31,057	29,070	31,373	111,707	113,771
Amortization of purchased technology	369	368	846	1,474	3,343
Impairment of intangible assets	—	—	5,658	—	5,658
Integration and restructuring charges	1,591	2,275	148	3,866	634

Total cost of sales	33,017	31,713	38,025	117,047	123,406

Gross profit	27,339	24,657	18,980	103,784	84,646
Gross margin	45.3%	43.7%	33.3%	47.0%	40.7%
Operating expenses:
Research and development	7,421	5,256	7,212	26,429	27,887
Selling, general and administrative	16,708	13,638	18,709	58,856	65,693
Amortization of intangible assets	103	102	233	411	958
Integration and restructuring charges	1,368	3,635	659	5,840	1,094
Impairment of goodwill	—	48,144	6,513	48,144	6,513
Impairment of intangible assets	—	—	2,104	—	2,104

Total operating expenses	25,600	70,775	35,430	139,680	104,249

Operating income (loss)	1,739	(46,118)	(16,450)	(35,896)	(19,603)
Gain on sale of asset	—	—	—	—	700
Loss on repayment of convertible notes, net	—	—	—	(522)	—
Loss on short-term investments, net	—	—	(2,018)	(1,368)	(3,728)
Interest income	226	322	991	1,807	7,123
Interest expense	(507)	(537)	(1,126)	(2,352)	(4,747)

Earnings (loss) before income taxes	1,458	(46,333)	(18,603)	(38,331)	(20,255)
Income tax provision (benefit)	(477)	330	(5,044)	2,340	(5,666)

Net earnings (loss) from continuing operations	1,935	(46,663)	(13,559)	(40,671)	(14,589)
Gain from discontinued operations, net of tax	—	—	30	—	121

Net income (loss)	$1,935	$(46,663)	$(13,529)	$(40,671)	$(14,468)

Earnings (loss) per share - basic:
Income (loss) from continuing operations	$0.04	$(1.08)	$(0.31)	$(0.93)	$(0.33)
Gain from discontinued operations	—	—	—	—	—

Net earnings (loss)	$0.04	$(1.08)	$(0.31)	$(0.93)	$(0.33)

Weighted average shares outstanding - basic	43,028	43,326	43,914	43,500	44,461

Earnings (loss) per share - diluted:
Income (loss) from continuing operations	$0.04	$(1.08)	$(0.31)	$(0.93)	$(0.33)
Gain from discontinued operations	—	—	—	—	—

Net earnings (loss)	$0.04	$(1.08)	$(0.31)	$(0.93)	$(0.33)

Weighted average shares outstanding - diluted	43,619	43,326	43,914	43,500	44,461

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Symmetricom Reports Fourth Quarter and Fiscal Year 2009 Financial Results

August 11, 2009

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 28, 2009	June 29, 2008
ASSETS
Current assets:
Cash and cash equivalents	$72,064	$142,419
Short-term investments	40,737	21,910
Accounts receivable, net	42,389	36,682
Inventories, net	38,566	38,273
Prepaids and other current assets	16,143	14,402

Total current assets	209,899	253,686
Property, plant and equipment, net	20,749	25,036
Goodwill, net	—	48,144
Other intangible assets, net	5,308	7,191
Deferred taxes and other assets	40,486	44,512

Total assets	$276,442	$378,569

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,116	$9,018
Accrued compensation	19,093	13,582
Accrued warranty	3,737	3,801
Other accrued liabilities	9,810	11,233
Current maturities of long-term obligations	—	64,515

Total current liabilities	40,756	102,149
Long-term obligations	62,248	59,855
Deferred income taxes	334	426

Total liabilities	103,338	162,430
Stockholders’ equity:
Common stock	179,633	182,201
Accumulated other comprehensive income (loss)	144	(60)
Retained earnings (accumulated deficit)	(6,673)	33,998

Total stockholders’ equity	173,104	216,139

Total liabilities and stockholders’ equity	$276,442	$378,569

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Symmetricom Reports Fourth Quarter and Fiscal Year 2009 Financial Results

August 11, 2009

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended			Twelve months ended
	June 28, 2009	March 29, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Reconciliation from GAAP to Non-GAAP
GAAP net earnings (loss) from continuing operations	$1,935	$(46,663)	$(13,559)	$(40,671)	$(14,589)

Equity-based compensation expense:
Cost of products and services	182	153	164	630	823
Research and development	193	(20)	173	627	1,446
Selling, general and administrative	641	723	635	2,035	2,687

Total equity-based compensation expense	1,016	856	972	3,292	4,956
Amortization of intangible assets:
Cost of products and services	369	368	846	1,474	3,343
Operating expenses	103	102	233	411	958

Total amortization of intangible assets	472	470	1,079	1,885	4,301

Integration and restructuring charges	2,959	5,910	807	9,706	1,728
Impairment of goodwill	—	48,144	6,513	48,144	6,513
Impairment of intangibles	—	—	7,762	—	7,762
Loss on repayment of convertible notes, net	—	—	—	522	—
Loss on short-term investments, net	—	—	2,018	1,368	3,728
Gain on sale of asset	—	—	—	—	(700)
Cost of internal investigation	—	—	247	—	1,479
CEO post-employment compensation	—	1,007	—	1,007	—
Income tax effect of Non-GAAP adjustments	(2,721)	(3,461)	(5,257)	(8,144)	(8,335)

Non-GAAP net earnings from continuing operations	$3,661	$6,263	$582	$17,109	$6,843

Earnings from continuing operations per share-diluted:
GAAP income (loss) from continuing operations	$0.04	$(1.08)	$(0.31)	$(0.93)	$(0.33)
Non-GAAP income from continuing operations	$0.08	$0.14	$0.01	$0.39	$0.15
Shares used in diluted shares calculation	43,619	43,790	44,483	44,046	44,972

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Symmetricom Reports Fourth Quarter and Fiscal Year 2009 Financial Results

August 11, 2009

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended			Twelve months ended
	June 28, 2009	March 29, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Reconciliation from GAAP to Non-GAAP Gross Margin:
GAAP Revenue	$60,356	$56,370	$57,005	$220,831	$208,052

GAAP Gross profit	$27,339	$24,657	$18,980	$103,784	$84,646
GAAP Gross margin	45.3%	43.7%	33.3%	47.0%	40.7%

Add Non-GAAP Items:
Equity-based compensation expense	182	153	164	630	823
Amortization of intangible assets	369	368	846	1,474	3,343
Impairment of intangible assets	—	—	5,658	—	5,658
Integration and restructuring charges	1,591	2,275	148	3,866	634

Non-GAAP Gross profit	$29,481	$27,453	$25,796	$109,754	$95,104
Non-GAAP Gross margin	48.8%	48.7%	45.3%	49.7%	45.7%

Reconciliation from GAAP to Non-GAAP Operating Expense:
GAAP Revenue	$60,356	$56,370	$57,005	$220,831	$208,052

GAAP Operating expenses	$25,600	$70,775	$35,430	$139,680	$104,249
Operating expenses % to revenue	42.4%	125.6%	62.2%	63.3%	50.1%

Add Non-GAAP Items:
Equity-based compensation expense	834	703	808	2,662	4,133
Amortization of intangible assets	103	102	233	411	958
Integration and restructuring charges	1,368	3,635	659	5,840	1,094
Impairment of goodwill	—	48,144	6,513	48,144	6,513
Impairment of intangible assets	—	—	2,104	—	2,104
Cost of internal investigation	—	—	247	—	1,479
CEO post-employment compensation	—	1,007	—	1,007	—

Non-GAAP operating expenses	$23,295	$17,184	$24,866	$81,616	$87,968
Non-GAAP operating expenses % to revenue	38.6%	30.5%	43.6%	37.0%	42.3%

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Symmetricom Reports Fourth Quarter and Fiscal Year 2009 Financial Results

August 11, 2009

Symmetricom, Inc.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES

TO PROJECTED GAAP REVENUE AND EPS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ending September 27, 2009
	Revenue		Earnings /(Loss) Per Share
	From	To	From	To
GAAP Guidance [1]	$48,000	$55,000	$(0.03)	$0.01

Estimated Non-GAAP Adjustments
Equity-based compensation expense			0.02	0.03
Amortization of intangible assets			0.01	0.01
Integration and restructuring charges			0.03	0.04
Income tax effect of non-GAAP adjustments			(0.02)	(0.03)

Total Non-GAAP Adjustments			0.04	0.05

Non-GAAP Guidance	$48,000	$55,000	$0.01	$0.06

	Twelve Months Ending June 27, 2010
	Revenue		Earnings Per Share
	From	To	From	To
GAAP Guidance [1]	$210,000	$230,000	$0.22	$0.30

Estimated Non-GAAP Adjustments
Equity-based compensation expense			0.10	0.11
Amortization of intangible assets			0.03	0.03
Integration and restructuring charges			0.07	0.08
Income tax effect of non-GAAP adjustments			(0.07)	(0.08)

Total Non-GAAP Adjustments			0.13	0.14

Non-GAAP Guidance	$210,000	$230,000	$0.35	$0.44

1	GAAP EPS Guidance does not include the impact of the implementation of FASB Staff Position (“FSP”) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”. Under FSP APB 14-1, issuers of convertible debt instruments separately account for the liability and equity components of convertible instruments. We will adopt FSP APB 14-1 in the first quarter of fiscal 2010 and are currently in the process of evaluating the impact of adoption on our financial statements. In future financial statement reports, adoption of FSP APB 14-1 will be applied retrospectively to all prior periods presented in such reports. We expect the adoption to result in a material amount of additional non-cash interest expense.

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